CSI

CHARMING SHOPPES, INC.

Town Hall Meeting

Tony Romano – President and CEO

May 2, 2012

Notice to Investors

- The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Ascena Retail Group, Inc. and Colombia Acquisition Corp. will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and Charming Shoppes, Inc. will file a solicitation/recommendation statement on Schedule 14d-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to shareholders of Charming Shoppes, Inc. at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov. In addition, the Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents may be obtained (when available) for free by contacting Ascena Retail Group, Inc. at 30 Dunnigan Drive, Suffern, New York 10901 and the Schedule 14d-9 may be obtained (when available) for free by contacting Charming Shoppes, Inc. at 3750 State Road, Bensalem, PA 19020.

Welcome





Thank You For Your Efforts!



Outcome



Justice



maurices



dressbarn



BROTHERS

ascena
retail group inc.

CSI
CHARMING SHOPPES, INC.

Our Future



The Entire Company Is Being Acquired

lanebryant

cacique intimates

lanebryant outlet

CATHERINES 16W-34W • 0X-5X

FASHION BUG LOOK GREAT. SPEND LESS.

Figis

ascena retail group inc.

CSI CHARMING SHOPPES, INC.

$7.35 Per Share

Cash Transaction Valued
At Approximately
$890 million



Expected Deal Closing

Second Calendar Quarter Of 2012





Business as usual?



We don’t get to choose the changes that come into our lives, but we do get to choose how we **RESPOND.**

—Anonymous



2012 Objectives

- Fanatical focus on our target customers
- Inventory improvement
- Simplify our business model
- Continual improvement





So...

be your name Buxbaum or Bixby or Bray

or Mordecai Ali Van Allen O'Shea,

you're off to Great Places!

Today is your day!

Your mountain is waiting.

So...get on your way!

KID, YOU'LL MOVE MOUNTAINS!

David R. Jaffe
President & Chief Executive Officer

ascena retail group inc.

CSI
CHARMING SHOPPES, INC.

Justice maurices dressbarn BROTHERS

lanebryant cacique intimates lanebryant outlet

CATHERINES 16W-34W • 0X-5X

FASHION BUG LOOK GREAT. SPEND LESS.

Figis